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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A
                        Amendment No. 1 to Current Report

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 April 27, 2000
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                Date of Report (Date of Earliest event reported):

                        Envision Development Corporation
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             (Exact name of registrant as specified in its charter)

    Florida                        001-15311                   65-0981457
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    State of                    Commission File                IRS Employer
Incorporation                       Number                   Identification No.

               4 Mount Royal Avenue, Marlboro, Massachusetts 01752
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                     Address of Principal Executive Offices

        Registrant's telephone number, including area code (508) 481-8303

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          (Former name or former address, if changed since last report)



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Item 2.     Acquisition or Disposition of Assets.

            This Current Report amends the Current Report dated April 27, 2000 and filed on May 3, 2000 in its entirety.

            On April 27, 2000, the Board of Directors of Envision Development Corporation ("Envision") approved the Amended and Restated Stock Purchase Agreement (the "Agreement"), dated April 10, 2000, with VP IP, Inc. ("VP IP"), a Delaware corporation. Pursuant to the terms of this Agreement, Envision acquired the intellectual property and URL of VP IP from the owners of VP IP, which were Mr. William J. Patch, director and Chief Executive Officer of Envision, Mr. Patch's immediate family and Alex Adamopoulos, an officer of Envision, in exchange for 200,000 shares of Envision's common stock, par value $0.01 per share.

            A copy of the Agreement is included herein as Exhibit 2.1. The Agreement is incorporated herein by reference into this Item 2 and the foregoing description of such transaction is qualified in its entirety by reference to such exhibit.

Item 7.     Exhibits.

            Exhibits

             2.1 Amended and Restated Stock Purchase Agreement, dated April 10, 2000, between Envision Development Corporation and William J. Patch, III, Elizabeth M. Patch, Lisabeth Patch, William Patch, IV and Alex Adamopoulos (incorporated by reference to the exhibit of the same description filed with the Registrant's Annual Report on Form 10-K dated April 28, 2000).

SIGNATURES

            Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 7th day of July, 2000.

            ENVISION DEVELOPMENT CORPORATION

            By: /s/ MICHAEL E. AMIDEO
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            Michael E. Amideo
            Chief Financial Officer and Secretary